                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion and incorporation by reference in this registration statement of our report dated February 12, 2001 (except with respect to the discontinued operations matter discussed in Note 16, as to which the date is September 14, 2001), included in the Company's Form 10-K for the year ended December 31, 2000, as amended, and to all references to our Firm included in this registration statement.


Arthur Andersen

Amsterdam, The Netherlands
September 26, 2001